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                                                                   EXHIBIT 10.12


                                CYBERGOLD, INC.

                      A F F I N I T Y   A G R E E M E N T

This Agreement is entered into as of this 20th day of November, 1998 (the "Effective Date") by and between MBNA AMERICA BANK, N.A., a national banking association having its principal place of business in Wilmington, Delaware ("MBNA America"), and CYBERGOLD, INC., a corporation having its principal place of business in Berkeley, California ("CYBERGOLD") for themselves, and their respective successors and assigns.

1. DEFINITIONS

When used in this Agreement,

(a) "Agreement" means this agreement and Schedules A, B, C and D.

(b) "Credit Card Account" means a credit card account opened by a Member in response to marketing efforts made pursuant to the Program.

(c) "Customer" means any Member who is a participant in the Program.

(d) "Financial Service Products" means credit card programs, charge card programs, and debit card programs (that either contain a credit feature or that utilize a MasterCard, Visa, American Express, Novus system or other major debit card system). The definition of Financial Service Products shall not include private label card programs (i.e. individual store branded card program) provided no Trademarks appear on the front/face of the credit device.

(e) "Group Incentive Program" or "GIP" means any marketing or other program whereby CYBERGOLD conducts solicitation efforts for the Program, and the parties mutually agree that such marketing or other program shall constitute a GIP.

(f) "GIP Account" means a Credit Card Account opened by a Member pursuant to a GIP in which CYBERGOLD complies with the GIP provisions of this Agreement.

(g) "Mailing Lists" means updated and current lists and/or magnetic tapes (in a format designated by MBNA America) containing names, postal addresses and, when available, telephone numbers of Members segmented by zip codes or reasonably selected membership characteristics.

(h) "Member" means a member of CYBERGOLD and/or other potential participants mutually agreed to by CYBERGOLD and MBNA America.

(i) "Program" means those programs and services of the Financial Service Products MBNA America agrees to offer pursuant to this Agreement to the Members from time to time.

(j) "Royalties" means the compensation set forth in Schedule B.

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(k)  "Trademarks" means any design, image, visual representation, logo, service mark, trade dress, trade name, or trademark used or acquired by CYBERGOLD during the term of this Agreement.

(l) "CYBERGOLD Affiliate" means any entity controlling, controlled by or under the common control with CYBERGOLD.

2.   RIGHTS AND RESPONSIBILITIES OF CYBERGOLD

(a) CYBERGOLD agrees that during the term of this Agreement it will endorse the Program exclusively and that neither CYBERGOLD nor any CYBERGOLD Affiliate shall, by itself or in conjunction with others, directly or indirectly: (i) sponsor, advertise, aid, develop, market, solicit proposals for programs offering, or discuss with any organization (other than MBNA America) the providing of, any Financial Service Products issued and/or marketed in the United States or its territories of any organization other than MBNA America;
(ii) license or allow others to license issued and/or marketed in the United States or its territories the Trademarks in relation to or for promoting any Financial Service Products of any entity other than MBNA America; and (iii) sell, rent or otherwise make available or allow others to sell, rent or otherwise make available any of its mailing lists or information about any current or potential Members in relation to or for promoting any Financial Service Products of any entity other than MBNA America. Notwithstanding anything else in this Agreement to the contrary, CYBERGOLD may accept advertising from any financial institution provided that the advertisement does not contain an express or implied endorsement by CYBERGOLD of said financial institution or an express or implied endorsement by CYBERGOLD of the advertised Financial Service Product.

(b) CYBERGOLD agrees to provide MBNA America with such information and assistance as may be reasonably requested by MBNA America in connection with the Program.

(c) CYBERGOLD authorizes, upon CYBERGOLD's approval, MBNA America to solicit its Members by mail, direct promotion, advertisements and/or telephone for participation in the Program.

(d) CYBERGOLD shall have the right of prior approval of all Program advertising and solicitation materials to be used by MBNA America, which contain CYBERGOLD's Trademark; such approval shall not be unreasonably withheld or delayed. In the event that MBNA America incurs a cost because of a change in the Trademarks (e.g., the cost of reissuing new credit cards), MBNA America may deduct such costs from Royalties due CYBERGOLD. In the event such costs exceed Royalties then due CYBERGOLD, CYBERGOLD shall promptly reimburse MBNA America for all such costs.

(e) Upon the request of MBNA America, CYBERGOLD shall provide MBNA America with Mailing Lists free of any charge (the parties understand and agree that any Mailing List provided by CYBERGOLD pursuant to this Agreement may not include those names and addresses of Members who have expressly prohibited CYBERGOLD from transferring their names and

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addresses to third parties. Upon the request of MBNA America, CYBERGOLD shall provide MBNA America with the e-mail addresses of Customers free of any charge (the parties understand and agree that any e-mail addresses provided by CYBERGOLD pursuant to this Agreement may not include those e-mail addresses of Customers who have expressly prohibited CYBERGOLD from transferring their e-mail addresses to third parties).

(f) CYBERGOLD shall only provide information to or otherwise communicate with Members or potential Members about the Program with MBNA America's prior written approval, except for current advertising and solicitation materials provided by MBNA America to CYBERGOLD. Notwithstanding the above, CYBERGOLD may respond to individual inquiries about the Program from its Members on an individual basis, provided that said responses are accurate and consistent with the then-current materials provided by MBNA America to CYBERGOLD. Any correspondence (i.e., mail, e-mail, etc.) received by CYBERGOLD that is intended for MBNA America (e.g., applications, payments, billing inquiries, etc.) shall be forwarded to the MBNA America account executive via overnight courier within 24 hours of receipt. All charges incurred for this service will be paid by MBNA America.

(g) CYBERGOLD hereby grants MBNA America and its affiliates a limited, exclusive license to use the Trademarks solely in conjunction with the Program, including the promotion thereof. This license shall be transferred upon assignment of this Agreement. This license shall remain in effect for the duration of this Agreement and shall apply to the Trademarks, notwithstanding the transfer of such Trademarks by operation of law or otherwise to any permitted successor, corporation, organization or individual. CYBERGOLD shall provide MBNA America all Trademark production materials (e.g., camera ready art) required by MBNA America for the Program, as soon as possible but no later than thirty (30) days after CYBERGOLD's execution of this Agreement. Nothing stated in this Agreement prohibits CYBERGOLD from granting to other persons a license to use the Trademarks in conjunction with the providing of any other service or product, except for any Financial Service Products.

(h) During the term of this Agreement and for a period after the termination of this Agreement (as such period is set forth in Schedule D), CYBERGOLD, at its sole cost and expense (except as otherwise provided herein), shall provide the Customers with the benefits and services set forth in Schedule D, in accordance with the terms and provisions contained therein.


3.   RIGHTS AND RESPONSIBILITIES OF MBNA AMERICA

(a) MBNA America shall design, develop and administer the Program for the Members.

(b) Except as otherwise provided in Section 4(a), MBNA America shall design all advertising, solicitation and promotional materials with regard to the Program. MBNA America reserves the right of prior written approval of all advertising and solicitation materials concerning or related to the Program, which may be developed by or on behalf of CYBERGOLD.

(c) MBNA America shall bear all costs of producing and mailing materials for the Program.

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(d)  MBNA America shall make all credit decisions and shall bear all credit risks with respect to each Customer's account(s) independently of CYBERGOLD.

(e) MBNA America shall use the Mailing Lists (and e-mail addresses provided by CYBERGOLD) provided pursuant to this Agreement consistent with this Agreement and shall not permit those entities handling these Mailing Lists to use them for any other purpose. MBNA America shall have the sole right to designate Members on these Mailing Lists to whom promotional material will not be sent. These Mailing Lists are and shall remain the sole property of CYBERGOLD. However, MBNA America may maintain separately all information which it obtains as a result of an account relationship or an application for an account relationship. This information becomes a part of MBNA America's own files and shall not be subject to this Agreement; provided however that MBNA America will not use this separate information in a manner that would imply an endorsement by CYBERGOLD.

4.   GROUP INCENTIVE PROGRAM

(a) MBNA America shall design all advertising, solicitation and promotional material with regard to the Program, except with respect to those materials designed by CYBERGOLD pursuant to any GIP. In that regard, CYBERGOLD shall give MBNA America thirty (30) days prior notice of its desire to engage in marketing efforts regarding the Program itself, specifying that accounts generated from such efforts will entitle CYBERGOLD to the Royalty specified in Schedule B, subject to the other terms and conditions of this Agreement. The parties agree to use commercially reasonable efforts to begin marketing the Program as quickly as possible after the Effective Date. The parties understand and agree that notwithstanding such efforts, marketing of the Program will not begin until after December 15, 1998.

(b) All marketing materials generated as a result of such GIP programs shall be source coded by CYBERGOLD for tracking purposes with source codes provided by MBNA. Marketing materials or telemarketing inquiries from Members which, in either case, do not contain or reference such coding shall not be considered eligible for any of the GIP Royalty as set forth in Schedule B.

(c) In addition to all other rights it may have under this Agreement, MBNA America shall have the right of prior approval of all advertising and solicitation materials distributed by CYBERGOLD pursuant to any GIP. MBNA America shall have approval and control of the scope, timing, content and continuation of any GIP.

(d) All costs incurred by MBNA America in producing and mailing materials created pursuant to any GIP or of supporting the marketing efforts of CYBERGOLD pursuant to any GIP shall be deducted from any or all Royalty payments due CYBERGOLD under this Agreement.

(e) CYBERGOLD shall comply with MBNA America's instructions and all applicable laws, including, without limitation, the Truth in Lending Act and the Equal Credit Opportunity Act, with regard to any GIP.


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(f)  Subject to MBNA America's approval and the provisions in this Agreement,
CYBERGOLD shall conduct a minimum of three (3) marketing efforts to all of its Members (excluding those Members who have expressly requested that CYBERGOLD not correspond with such Member through e-mail) each calendar year of the Agreement. Such marketing efforts will be conducted via e-mail solicitation and the e-mail message will prominently feature and promote the Program. In addition, during the term of this Agreement, CYBERGOLD agrees to prominently advertise the Program continuously on their Website.

5.   REPRESENTATIONS AND WARRANTIES

(a) CYBERGOLD and MBNA America each represents and warrants to the other that as of the Effective Date and throughout the term of this Agreement:

     (i)     It is duly organized, validly existing and in good standing.

     (ii) It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (iii) This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (iv) No consent, approval or authorization from any third party is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

     (v) The execution, delivery and performance of this Agreement by such party will not constitute a violation of any law, rule, regulation, court order or ruling applicable to such party.

(b) CYBERGOLD represents and warrants to MBNA America as of the date hereof and throughout the term of this Agreement that it has the right and power to license the Trademarks to MBNA America for use as contemplated by this Agreement. CYBERGOLD will hold MBNA America, its directors, officers, agents, employees, affiliates, successors and assigns harmless from and against all liability, causes of action, and claims, and will reimburse MBNA America's reasonable and actual costs in connection therewith, arising from the Trademark license granted herein or from MBNA America's use of the Trademarks in reliance thereon. Each party shall promptly notify the other party in the manner provided herein upon learning of any claims or complaints relating to such license or the use of any Trademarks.

(c) CYBERGOLD and MBNA America each will indemnify and hold harmless the other party, its directors, officers, agents, employees, affiliates, insurers, successors and assigns (the "Indemnitees") from and against any and all liability, causes of action, claims, and the reasonable and actual costs incurred in connection therewith ("Losses"), resulting from the material breach of this Agreement by CYBERGOLD or MBNA America, respectively as the case may be, or its

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directors, officers or employees. CYBERGOLD will indemnify and hold harmless
MBNA America and its Indemnities from and against any and all Losses arising from the Trademark license granted herein or from MBNA America's use of the Trademarks in reliance thereon. Each party shall promptly notify the other party in the manner provided herein upon learning of any claims or complaints that may reasonably result in the indemnification by the other party.

6.   ROYALTIES.

(a) During the term of this Agreement, MBNA America shall pay Royalties to CYBERGOLD. Royalties will not be paid without a completed Schedule C. Except as otherwise provided in Schedule B, payment of Royalties then due shall be made approximately forty-five (45) days after the end of the calendar quarter.

(b) On or before the forty fifth (45th) day after the end of each calendar quarter during the term of this Agreement, MBNA America will provide CYBERGOLD with a statement showing the number of Credit Card Accounts opened, the number of Credit Card Accounts renewed and the number of retail purchase transactions (excluding those transactions that relate to refunds, returns and unauthorized transactions), made during the preceding calendar period.

(c) If during the term of this Agreement and for any Winddown Period (as such term is defined herein), CYBERGOLD is unable or fails to fulfill its obligations under Schedule D of this Agreement, MBNA America may, in addition to any other right or remedy it has under this Agreement, utilize any Royalties accrued by CYBERGOLD and otherwise payable to CYBERGOLD to perform some or all of CYBERGOLD'S obligations set forth in Schedule, as appropriate, or to provide the Customers with a benefit similar in quality and value to the benefits set forth in Schedule D.

7.   PROGRAM ADJUSTMENTS

A summary of the current features of the Program are set forth in Schedule A. MBNA America reserves the right to make periodic adjustments to the Program and its terms and features.

8. CONFIDENTIALITY OF AGREEMENT

     The terms of this Agreement, any proposal, financial information and proprietary information provided by or on behalf of one party to the other party prior to, contemporaneously with, or subsequent to, the execution of this Agreement ("Information") are confidential as of the date of disclosure. Such Information will not be disclosed by such other party to any other person or entity, except as permitted under this Agreement or as mutually agreed in writing. MBNA America and CYBERGOLD shall be permitted to disclose such Information (i) to their accountants, legal, financial and marketing advisors, and employees as necessary for the performance of their respective duties, provided that said persons agree to treat the Information as confidential in the above described manner and (ii) as required by law or by any governmental regulatory authority.


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9.   TERM OF AGREEMENT

     The initial term of this Agreement will begin on the Effective Date and end on November 30, 2003. This Agreement will automatically extend at the end of the initial term or any renewal term for successive two-year periods, unless either party gives written notice of its intention not to renew at least ninety
(90) days, but not more than one hundred eighty (180) days, prior to the last date of such term or renewal term, as applicable.

10.  STATE LAW GOVERNING AGREEMENT

     This Agreement shall be governed by and subject to the laws of the State of Delaware (without regard to its conflict of laws principles) and shall be deemed for all purposes to be made and fully performed in Delaware.

11.  TERMINATION

(a) In the event of any material breach of this Agreement by MBNA America or CYBERGOLD, the other party may terminate this Agreement by giving notice, as provided herein, to the breaching party. This notice shall (i) describe the material breach; and (ii) state the party's intention to terminate this Agreement. If the breaching party does not cure or substantially cure such breach within sixty (60) days after receipt of notice, as provided herein (the "Cure Period"), then this Agreement shall terminate sixty (60) days after the Cure Period.

(b) If either MBNA America or CYBERGOLD becomes insolvent in that its liabilities exceed its assets, or is adjudicated insolvent, or takes advantage of or is subject to any insolvency proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship or liquidation then the other party may immediately terminate this Agreement.

(c) Upon termination of this Agreement, MBNA America shall, in a manner consistent with Section 11(d) of this Agreement, cease to use the Trademarks. MBNA America agrees that upon such termination it will not claim any right, title, or interest in or to the Trademarks or to the Mailing Lists provided pursuant to this Agreement. However, MBNA America may conclude all solicitation that is required by law.

(d) MBNA America shall have the right to prior review and approval of any notice in connection with, relating or referring to the termination of this Agreement to be communicated by CYBERGOLD to the Members. Such approval shall not be unreasonably withheld. Upon termination of this Agreement, CYBERGOLD shall not attempt to cause the removal of CYBERGOLD's identification or Trademarks from any person's credit devices, checks or records of any Customer existing as of the effective date of termination of this Agreement.

(e) In the event that any material change in any applicable law, statute, operating rule or regulation, or any material change in any operating rule or regulation of either VISA or MasterCard makes the continued performance of this Agreement under the then current terms and conditions unduly burdensome, then MBNA America shall have the right to terminate this

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Agreement upon ninety (90) days advance written notice. Such written notice shall include an explanation and evidence of the burden imposed as a result of such change.

(f) For a one (1) year period following the termination of this Agreement for any reason, CYBERGOLD agrees that neither CYBERGOLD nor any CYBERGOLD Affiliate shall, by itself or in conjunction with others, directly or indirectly, specifically target any offer of a credit or charge card or credit or charge card related product to persons who were Customers. Notwithstanding the foregoing, CYBERGOLD may, after termination of this Agreement, offer persons who were Customers the opportunity to participate in another credit or charge card program endorsed by CYBERGOLD provided the opportunity is not only made available to such persons but rather as a part of a general solicitation to all Members and provided further no such persons are directly or indirectly identified as a customer of MBNA America, or offered any terms or incentives different from that offered to all Members.

12.  CUSTOMER LIST

(a) So long as CYBERGOLD continues to provide the Customers with the enhancements that require CYBERGOLD to receive a Customer List, as defined below, each month MBNA America shall provide CYBERGOLD with a list of information (e.g., names and addresses) about Customers as may be mutually agreed upon by the parties (hereinafter the "Customer List"). When used in this Agreement, the term "Customer List" includes any whole or partial copies or compilations of a Customer List in any form or any medium, any information derived solely from a Customer List, and all Customer Information, as hereinafter defined.

(b) CYBERGOLD shall return to MBNA America each Customer List, in the same form as received by CYBERGOLD within thirty (30) days of receipt of such Customer List. CYBERGOLD agrees that upon termination of the Agreement it shall: (i) immediately destroy and purge from all its systems all information within each Customer List to the extent that such information in any way relates to MBNA America, the Program or Credit Card Accounts ("Customer Information"), except CYBERGOLD may retain on the respective Customer's CYBERGOLD account the merchant account transactions between the Customer's Credit Card Account and the Customer's CYBERGOLD account ("Individual History") (provided however that such Individual History shall continue to be governed by this Section and the Agreement); and (ii) return or destroy within thirty (30) days all Customer Information (excluding Individual History) that is in tangible form, including any and all full or partial copies, or reproductions thereof in any medium whatsoever. All destruction of Customer Lists shall be done in strict accordance with MBNA America's then current reasonable destruction policy.

(c) Any Customer List provided to CYBERGOLD may contain "dummy" information (e.g., names, account information, addresses, etc.) so that unauthorized use of a Customer List may be detained. This information will be unknown to CYBERGOLD. A violation of this Section if conclusively proven and the damages named hereinafter shall be deemed owed when MBNA America establishes the following:

     (i) that MBNA America placed "dummy" information on the list (e.g., name(s), account information, address(es), etc.);



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     (ii)  that the "dummy" information received any mailings which were sent or generated outside the scope of the permitted use of the Customer
           List; and

     (iii) that identical "dummy" information was not provided by MBNA America or its affiliates to any third party.

(d) All Customer Lists are (i) confidential and proprietary and (ii) shall remain the sole property of MBNA America. CYBERGOLD expressly acknowledges and agrees that CYBERGOLD has no property right or interest whatsoever in any Customer List. CYBERGOLD shall hold all Customer Lists in strict and absolute confidence and shall not provide, trade, give away, barter, lend, send, sell or otherwise disclose (collectively "transfer") any Customer List and shall not make any copies of a Customer List of any type whatsoever except as expressly approved in a separate writing by MBNA America. (This paragraph would prohibit, by means of example only, transferring a list composed substantially of MBNA America cardholders names, or target market or solicit (unless otherwise agreed to by MBNA America) a list composed substantially of MBNA America cardholders names). At all times CYBERGOLD shall keep in confidence and trust all Customer Lists. CYBERGOLD further agrees that it shall not transfer any Customer List to any other organization or individual under any circumstances, and CYBERGOLD specifically but not by way of limitation agrees that no subcontractors and/or affiliates shall be transferred any Customer List unless agreed to in writing by MBNA America prior to any such transfer. (This paragraph would prohibit, by means of example only, transferring any list of MBNA America cardholders to any financial institution during the term of the Agreement or after the termination of the Agreement.)


(e) CYBERGOLD shall have no authority to use the Customer List for any purpose not expressly permitted by MBNA America to fulfill CYBERGOLD's obligations under the Loyalty Program (as such term is defined in Schedule D) or otherwise agreed to by MBNA America in a separate writing. CYBERGOLD shall comply with any reasonable request of MBNA America with respect to security precautions to maintain the security of the Customer List. CYBERGOLD agrees to secure and safeguard the Customer List in strict accordance with the requirements of this Section and MBNA America's instructions, as communicated by MBNA America to CYBERGOLD from time to time. CYBERGOLD shall only permit access to the Customer List to those employees, volunteers, agents and/or representatives of CYBERGOLD who need such access to perform their duties for CYBERGOLD. In view of the confidential nature of the Customer List, CYBERGOLD warrants that CYBERGOLD and all its employees, volunteers, agents and/or representatives who work with any Customer List shall be made aware of the obligations contained in this Section and shall be under strict legal obligation not to copy any Customer List, transfer any Customer List or make any other use of any Customer List other than as specifically approved by this Section.

(1) Because the nature of the Customer List makes an evaluation of damages after a violation of this Section impossible, then in the event that any Customer List is handled or used in a fashion that violates this Section by CYBERGOLD or its employees, volunteers, agents, and/or representatives, MBNA America will be entitled to damages of twenty dollars ($20.00) for each use of each category of information (e.g., names, addresses, etc.) used in violation of this Section, with the amount of damages not to exceed one hundred fifty thousand dollars ($150,000.00) per breach. In addition, CYBERGOLD agrees that MBNA America shall be



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entitled to injunctive relief to prevent violation or further violation by
CYBERGOLD and/or its employees, volunteers, agents or representatives of this Section, and consents to submit to jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or related to this Section or the Agreement. Nothing herein shall be construed as prohibiting MBNA America from pursuing any other remedy on account of such breach or threatened breach.

(g) In the event CYBERGOLD receives a request to disclose a Customer List pursuant to a subpoena, order of court of competent jurisdiction or by judicial or administrative agency or legislative body or committee, CYBERGOLD agrees to:
(i) immediately notify MBNA America of the existence, terms and circumstances surrounding such request; (ii) consult with MBNA America on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such Customer List is required or deemed advisable, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Customer List to be disclosed which MBNA America designates.

13.  MISCELLANEOUS

(a) This Agreement cannot be amended except by written agreement signed by the authorized agents of both parties hereto.

(b)  The obligations in Sections 2(h), 5(b), 5(c), 6(c), 8, 11(c), 11(d), 11(f),
12(b), 12(c), 12(d), 12(e), 12(f), 12(g), and 13(b) shall survive any termination of this Agreement.

(c) The failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of such right or any other rights.

(d) The section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

(e) If any part of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall survive and be construed as if such invalid or unenforceable part had not been contained herein.

(f) All notices relating to this Agreement shall be in writing and shall be deemed given (i) upon receipt by and delivery, facsimile or overnight courier, or (ii) three (3) business days after mailing by registered or certified mail, postage prepaid, return receipt requested. All notices shall be addressed as follows:

     (1)  If to CYBERGOLD:

                    CYBERGOLD, INC.
                    2921 Adeline Street
                    Berkeley, CA 94703

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                  ATTENTION: Mr. Pieter Hartsook,
                             Vice President, Business Development

            Fax #: (510) 845-5257

            (2) If to MBNA America:
                  MBNA AMERICA BANK, N.A.
                  Rodney Square
                  Wilmington, Delaware 19713

                  ATTENTION: Terrance R. Flynn,
                             Vice Chairman, Business Development


            Fax#: (302) 432-0842


Any party may change the address to which communications are to be sent by giving notice, as provided herein, of such change of address.

(g) This Agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior promises and agreements, written or oral, with respect to the matters covered herein. Without the prior written consent of MBNA America, which shall not be unreasonably withheld, CYBERGOLD may not assign any of its rights or obligations under or arising from this Agreement. MBNA America may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of CYBERGOLD. MBNA America may utilize the services of any third party in fulfilling its obligations under this Agreement.

(h) MBNA America and CYBERGOLD are not agents, representatives or employees of each other and neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

(i) Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than CYBERGOLD and MBNA America, their successors and assigns, any rights or remedies under or by reason of this Agreement.

(j) CYBERGOLD recognizes and agrees that MBNA America's goodwill and reputation in the marketplace are valuable and intangible assets; therefore, CYBERGOLD agrees that it shall not conduct itself or engage in any activity in a manner which may adversely affect these assets. In the event MBNA America determines that CYBERGOLD does not so conduct itself, MBNA America may terminate this Agreement, effective immediately.

(k) Neither party shall be in breach hereunder by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities,

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compliance with governmental laws, rules, regulations, delays in transit or delivery, or any event beyond its reasonable control or without its fault or negligence.



             SIGNATURE PAGE AND SECTION 13(l) CONTINUE ON NEXT PAGE

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(l)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties, by its representative, has executed this Agreement as of the Effective Date.


          CYBERGOLD, INC.                        MBNA AMERICA BANK, N.A.

By:  /s/ NAT GOLDHABER                  By:  /s/ JOHN C. RICHMOND
     ------------------------------          -----------------------------------

Name: Nat Goldhaber                     Name: John C. Richmond
     ------------------------------          -----------------------------------

Title: CEO/President                    Title: SEVP
      -----------------------------           ----------------------------------

Date: 11/20/98                          Date: 11/20/98
     ------------------------------          -----------------------------------





                                    13 of 19

                                   SCHEDULE A

TERMS AND FEATURES

Subject to (i) MBNA America's right to vary the Program and its terms and features, and (ii) the applicable agreement entered into between MBNA America and each Customer:

A.     CREDIT CARD ACCOUNTS

       1.     There is NO annual fee for the first year.

       2.     The current annual percentage rate will be a fixed rate of 12.99%.

       3. Customers may be offered opportunities to select credit insurance as a benefit under the Program.


                                    14 of 19

                                   SCHEDULE B

ROYALTY ARRANGEMENT

During the term of this Agreement, MBNA America will pay CYBERGOLD a Royalty calculated as follows, for those accounts with active charging privileges. MBNA America may create a special class of accounts for CYBERGOLD employees under the Program, and will not pay compensation for such designated accounts. All Royalty payments due hereunder are subject to adjustment by MBNA America for any prior overpayment of Royalties by MBNA America:

A.   CREDIT CARD ACCOUNTS

     1. $[***]* ([***]*) for each new Credit Card Account opened, which remains open for at least [***]* consecutive days and which is utilized by the Customer for at least one purchase or cash advance which is not subsequently rescinded, the subject of a charge back request, or otherwise disputed.

     2. $[***]* ([***]*) for each Credit Card Account for which the annual fee is paid by the Customer. If no annual fee is assessed by MBNA America (other than as a result of a courtesy waiver by MBNA America), then such royalty will be paid for each Credit Card Account which: 1) has a balance great than zero as of the last business day of every twelfth month after the opening of that Credit Card Account; and 2) has had active charging privileges for each of the preceding twelve months.

     3. [***]*% ([***]* percent) of all retail purchase transaction dollar volume generated by Customers using a Credit Card Account (excluding those transactions that (1) relate to refunds, returns and/or unauthorized transactions, and/or (2) are cash equivalent transactions (e.g., the purchase of wire transfers, money orders, bets, lottery tickets, or casino gaming chips)).

B.   GIP ACCOUNTS


     $[***]* ([***]*) for each GIP Account opened, which remains open for at least [***]* consecutive days and which is utilized by the Customer for at least one purchase or cash advance during the aforementioned [***]* day period which is not subsequently rescinded, the subject of a charge back request, or otherwise disputed. Such GIP Accounts will not qualify for any other opening-of-an-account Royalty.




                                    15 of 19


----------------
* Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.

                                   SCHEDULE C

                     TAXPAYER IDENTIFICATION NUMBER REQUEST

FORM W-9                                                              For Accounts Payable Use Only

To: ____________________________        Account Number: ____________  Oracle Vendor #: ________________

Please complete the following information. We are required by law to obtain this information from you when making a reportable payment to you. If you do not provide us with this information, your payments may be subject to 31% federal income tax backup withholding. Additionally, you may be subject to a $50 penalty imposed by the Internal Revenue Service under section 6723.

INSTRUCTIONS:  Complete Part 1 by filling in the row of boxes that corresponds to your tax status.
               Complete Part 2 if you are exempt from 1099 reporting.
               Complete Part 3 to sign and date the form, and return it to us.

PART 1 - TAX STATUS:     (Complete one row of boxes)

-----------------------------------------------------------------------------------------
INDIVIDUAL:         Individual's Name             Individual's Social Security Number

                                                  __ __ __ - __ __ - __ __ __ __
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
SOLE PROPRIETOR:    Business Owner's Name    Business Owner's Social Security Number           Business or Trade Name

                                             __ __ __ - __ __ - __ __ __ __
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PARTNERSHIP:        Name of Partnership      Partnership's Employer Identification Number      Partnership's Legal Name
                                                                                                (Name of first partner)
                                             __ __ __ - __ __ - __ __ __ __
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
CORPORATION,        Name of Corporation or entity      Employer Identification Number
EXEMPT CHARITY,
OR OTHER ENTITY:                                       __ __ __ - __ __ - __ __ __ __
-----------------------------------------------------------------------------------------

PART 2 - EXEMPTION:     IF EXEMPT FROM BACKUP WITHHOLDING AND FORM 1099
                        REPORTING, CHECK HERE: [ ] AND CIRCLE YOUR QUALIFYING
                        EXEMPTION REASON BELOW.

                        1. Corporation
                        2. Tax Exempt Charity under Section 501 (a) or IRA
                        3. The United States or any of its agencies or
                           instrumentalities
                        4. A state, the District of Columbia, a possession of
                           the United States, or any of their political subdivisions or instrumentalities
                        5. A foreign government or any of its political
                           subdivisions, agencies or instrumentalities

PART 3 - CERTIFICATION: I certify under penalties of perjury that the Taxpayer Identification Number I have provided is correct.

Person completing this form: _________________________________   Please provide address if different:

Signature: ___________________________________________________   ____________________________________

Date: ________________________________________________________   ____________________________________

Phone: ( _____ ) _____________________________________________

                                    16 of 19

                                   SCHEDULE D
                                  ENHANCEMENTS

CYBERGOLD shall develop a loyalty enhancement program that encourages participation in the Program and Credit Card Account retail purchase transactions from the Customers (the "Loyalty Program").

Except as otherwise provided herein, CYBERGOLD agrees to provide and administer, at its cost and expenses, the Loyalty Program generally described in this Schedule for the Program or any other program agreed to by the parties.

MBNA America will provide the appropriate monthly reports to enable CYBERGOLD to fulfill the requirements set forth in this Schedule D.

A. New Account Activation Enhancements for the Loyalty Program

   1. If a Customer makes a retail purchase transaction on a Credit Card Account in the first month after the Credit Card Account is opened, then CYBERGOLD will credit $5 in CYBERGOLD dollars to the Customer's account with CYBERGOLD and then immediately credit the Customer's Credit Card Account $5. Said credit will appear on the Customer's Credit Card Account within 10 calendar days after CYBERGOLD receives the necessary reports from MBNA America.

   2. If a Customer makes a retail purchase transaction on a Credit Card Account in the second month after the Credit Card Account is opened, then CYBERGOLD will credit $5 in CYBERGOLD dollars to the Customer's account with CYBERGOLD and then immediately credit the Customer's Credit Card Account $5. Said credit will appear on the Customer's Credit
      Card Account within 10 calendar days after CYBERGOLD receives the necessary reports from MBNA America.


   3. If a Customer makes a retail purchase transaction on a Credit Card Account in the third month after the Credit Card Account is opened, then CYBERGOLD will credit $10 in CYBERGOLD dollars to the Customer's account with CYBERGOLD and then immediately credit the Customer's Credit Card Account $10. Said credit will appear on the Customer's Credit Card Account within 10 calendar days after CYBERGOLD receives the necessary reports from MBNA America.

   4. MBNA America will share in [***]* of the interchange/merchant costs (up to [***]* ($[***]*) per transaction) incurred by CYBERGOLD to process the each of credits described in Section A.2., A.3., and A.4., above, from each Customer's CYBERGOLD account to the Customer's Credit Card Account through the MasterCard/Visa interchange system.

   5. In the event the Customer does no have a CYBERGOLD account, CYBERGOLD will immediately establish such an account for the Customer.

--------------
* Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.



                                    17 of 19

     6. No change to the structure or operation of the New Account Activation Enhancements for the Loyalty Program in this Section A or any premium to be offered in connection therewith shall be instituted without the mutual agreement of the parties.

     7. The provisions in this Section A of Schedule D, shall survive termination of the Agreement.

B.   Ongoing Enhancements for the Loyalty Program

Each qualifying Customer shall have the opportunity to continuously participate in ongoing enhancements for the Loyalty Program ("Ongoing Enhancements") established, fulfilled and funded by CYBERGOLD. Said Ongoing Enhancement shall be initially established within 60 days of the Effective Date.

     1. CYBERGOLD will continuously test a variety of reward programs to encourage use and promotion of the Program and the co-branded CYBERGOLD/MBNA credit card. CYBERGOLD will utilize all of the compensation paid to CYBERGOLD pursuant to Subpart 3, Schedule B towards the funding of the Ongoing Enhancements.

     2. The Ongoing Enhancements established by CYBERGOLD will also provide rewards of no less than[***]* basis points of the compensation paid to CYBERGOLD pursuant to Subpart A.3 of Schedule B, in the aggregate, to the active Customers.

     3. The Ongoing Enhancements may be in the form of chances to win prizes or the establishment of a point program. The Ongoing Enhancements will include, but are not limited to chances to win vacation trips, computer equipment, consumer electronics, and payment of internet services. The number of chances the Customer of a Credit Card Account receives and the value of the prizes will depend on the level of the Customer's Credit Card Account purchase transactions. CYBERGOLD will shall be solely responsible for all development and fulfillment of all Ongoing Enhancements including, but not limited to all sweepstakes or similar promotions, and shall be responsible for all costs related to such programs, including but not limited to, marketing, operational and administration costs.

C. Any tax or similar reporting or remittance obligations imposed by any authority upon the awarding of points, sweepstakes or other Ongoing Enhancements shall be solely and exclusively the responsibility of CYBERGOLD.

D. No material change to the structure of operation of the Ongoing Enhancements or any premium to be offered in connection therewith shall be instituted without the mutual agreement of the parties.

E. CYBERGOLD agrees that this Schedule D, the Loyalty Program, and the respective rights and obligations hereunder, shall be subject to, and CYBERGOLD shall comply with, the provisions and/or requirements of all applicable state, federal and local law.

--------------
* Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.



                                    18 of 19

F. During the term of this agreement, CYBERGOLD and MBNA America on an ongoing basis, will work together to further develop the Loyalty Program (at CYBERGOLD's expense, unless otherwise agreed to by the parties).

G. As between CYBERGOLD and MBNA America, the parties agree that CYBERGOLD is solely and exclusively responsible and liable for all suits, causes of action, express or implied warranties, damages, losses and claims of negligence or product liability arising from any and all items provided by, or sold or to be sold by or on behalf of CYBERGOLD, or services provided or to be provided by or on behalf of CYBERGOLD, in each case regardless of whether such items or serves were provided for a price or free of charge.

H. CYBERGOLD must notify the Cardholders (in a format mutually agreed to by CYBERGOLD MBNA America) of the mutual termination of the Loyalty Program, (the termination of Loyalty Program either through the mutual Agreement by the parties, or through the termination of the Agreement) in writing at least one hundred and eighty (180) days prior to the effective date of the termination ("Winddown Period"). CYBERGOLD agrees to fulfill any point rewards, premiums, sweepstakes, or other enhancements during the Winddown Period, unless CYBERGOLD issued certificates, coupons or marketing materials that indicated CYBERGOLD would redeem such Ongoing Enhancements for a longer period of time. CYBERGOLD shall then redeem such Ongoing Enhancements for the time period represented to the Customers.

I. The parties agree that if the Winddown Period of the Loyalty Program (as described in Section H above) occurs after the termination of this Agreement, then MBNA America agrees to pay only the following compensation after termination of the Agreement during any period of time that Customers may be eligible to continue to accrue points (if any) for the Ongoing Enhancements (but not longer than 3 full calendar months after the termination of the Program):

      [***]*% ([***]* percent) of all retail purchase transaction dollar volume generated by Customers using a Credit Card Account (excluding those transactions that (1) relate to refunds, returns and/or unauthorized transactions, and/or (2) are cash equivalent transactions (e.g., the purchase of wire transfers, money orders, bets, lottery tickets, or casino gaming chips)).

--------------------

* Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.